SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 1, 2004

AZTAR CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	1-5440	86-0636534
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2390 East Camelback Road, Suite 400, Phoenix, Arizona	85016
(Address of principal executive offices)	(Zip Code)

(602) 381-4100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Members of Local 54 of UNITE/H.E.R.E, a hotel and restaurant employees’ union, went on strike on October 1, 2004. The strike includes approximately 1,400 employees out of the approximately 4,500 employees employed at Aztar’s Tropicana Casino and Resort in Atlantic City, New Jersey. As previously reported, the collective bargaining agreement with the union expired by its terms on September 14, 2004 and no agreement has been reached to date for its replacement. The Tropicana remains open during the strike. Aztar anticipates that the strike will negatively impact its results, and that the extent of any impact will depend on the length of the strike.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AZTAR CORPORATION
Date: October 4, 2004

	By:	/s/ ROBERT M. HADDOCK
Robert M. Haddock
President and
Chief Financial Officer